Exhibit 99.1

SBC Medical Group Holdings Announces Third Quarter 2025 Financial Results

IRVINE, Calif. --SBC Medical Group Holdings Incorporated (Nasdaq: SBC) (“SBC Medical” or the “Company”), a global provider of comprehensive consulting and management services to the medical corporations and their clinics, today announced its financial results for the third quarter of fiscal year 2025 (three months ended September 30, 2025) and for the third quarter cumulative of fiscal year 2025 (Year-to-Date 2025, nine months ended September 30, 2025)

Third Quarter 2025 Highlights

•
Total revenues were $43 million, representing an 18% year-over-year decrease.
•
Income from operations was $16 million, representing a 15% year-over-year increase.
•
Net Income attributable to SBC Medical Group was $13 million , representing an 353% year-over-year increase.
•
Earnings per share, which is defined as net income attributable to the Company divided by the weighted average number of outstanding shares, was $0.12 for the three months ended September 30, 2025, compared to $0.03 in the same period of 2024.
•
EBITDA1, which is calculated by adding depreciation and amortization expense and impairment loss to income from operations was $17 million, representing a 12% year-over-year increase. EBITDA margin1 was 38% for the third quarter of 2025, compared to 28% for third quarter of 2024.
•
Return on equity, which is defined as net income attributable to the Company divided by the average shareholder’s equity as of September 30, 2025, was 23% representing a year-over-year increase of 17 percentage points.
•
Number of Franchise Locations2 was 258 as of September 30, 2025, representing an increase of 34 locations from September 30, 2024.
•
Number of customers3 in the last twelve months ended September 30, 2025, was 6.5 million, representing a 14% year-over-year increase.
•
Repeat rate for customers4 who visited franchisee’s clinics twice or more was 72%.

1 EBITDA and EBITDA Margin are non-GAAP financial measures. For more information on non-GAAP financial measures, please see the section “Use of Non-GAAP Financial Measures” and the table captioned “Unaudited Reconciliations of GAAP and Non-GAAP Results.”

2 The figures take into accounts of the franchising of SBC brand clinics, Rize Clinic, Gorilla Clinic, AHH, JUN CLINIC

3 The customer count includes customers of SBC brand clinics, Rize Clinic, Gorilla Clinic, AHH Clinic, and JUN CLINIC. The applicable periods are from October 1, 2024, to September 30, 2025.

4 The figures include franchising of SBC brand clinics, Rize Clinic, and Gorilla Clinic, but does not take account of customers of AHH clinics and JUN CLINIC excluding free counseling. The percentage of customers who visited our franchisee’s clinics twice or more.

Year-to-Date 2025 Highlights

•
Total revenues were $134 million, representing a 17% year-over-year decrease.
•
Income from operations was $55 million, representing a 17% year-over-year decrease.
•
Net Income attributable to SBC Medical Group was $37 million, representing a 8% year-over-year decrease.
•
Earnings per share, which is defined as net income attributable to the Company divided by the weighted average number of outstanding shares, was $0.36 for the nine months ended September 30, 2025, compared to $0.42 in the same period of 2024.
•
EBITDA1, which is calculated by adding depreciation and amortization expense and impairment loss to income from operations was $57 million, representing a 17% year-over-year decrease. EBITDA margin was 42% for the first nine months of 2025, compared to 43% for the same period in 2024.

Yoshiyuki Aikawa, Chairman and Chief Executive Officer of SBC Medical, said, "In Q3 2025, SBC Medical’s revenue decreased by 18% year over year. This decline primarily reflects the impact of our past business restructuring initiatives, including the revision of franchise fees and the deconsolidation of certain group entities. Meanwhile, rental revenue remained solid, supported by the renewal of medical equipment, and the consolidation of AHH contributed positively to overall performance.

Profitability improved significantly during the quarter. Income from operations increased by 15% year over year, net profit rose by 353%, and income from operations margin strengthened to 37%. These improvements were mainly driven by the absence of IPO-related and stock-based compensation expenses recorded in the prior year, indicating that our cost structure is normalizing toward a sustainable level.

Looking ahead, we will continue to pursue sustainable growth toward 2026 by focusing on delivering high-quality solutions, advancing multi-brand initiatives in the dermatology segment, and building a stronger business foundation in overseas markets.”

Third Quarter 2025 Financial Results

Total revenues were $43 million, representing a decrease of 18% year-over-year. The decrease was primarily driven by a revised fee structure for clinic services that reduced franchising revenue, combined with decreased procurement revenue due to reduced orders for medical materials and lower management services revenue due to the discontinuation of clinic operation staff supporting services.

Net income attributable to SBC Medical Group for the three months ended September 30, 2025 was $13 million, compared to $3 million in the same period of 2024. The increase was primarily due to substantially lower operating expenses due to the absence of stock-based compensation costs related to the prior year's listing process and reduced income tax expense from the absence of non-deductible stock-based compensation.

EBITDA1 was $17 million, an increase of 12% , primarily due to the lower operating expenses offsetting the decrease in revenue from the termination of staffing services, deconsolidation of Kijimadairakanko Inc. and Skynet Academy Co., Ltd., and fee structure revision.

Conference Call

The Company will hold a conference call on Monday, November 17, 2025 at 5 pm Eastern Time (or Monday, November 18, 2025 at 7 am Japan Time) to discuss the financial results and take questions live.

Please register in advance of the conference using the link provided below.

https://edge.media-server.com/mmc/p/e2znwqtx/

It will automatically direct you to the registration page of “Q3 2025 Financial Results”. Please follow the steps to enter your registration details, then click “Submit.”. Upon registration, you will be able to access the dedicated Conference Call viewing site. In addition to viewing the conference call, this site provides access to information about the speakers as well as past investor relations materials.

Starting 10 minutes before the conference call begins, you will be able to view the earnings presentation materials on the site. The materials will also be available for download.

A replay of the conference call will be accessible until November 17, 2026.

Additionally, the earnings release, accompanying slides, and an archived webcast of this conference call will be available at the Company’s Investor Relations website at https://ir.sbc-holdings.com/

About SBC Medical

SBC Medical Group Holdings Incorporated is a comprehensive medical group operating a wide range of franchise businesses across diverse medical fields, including advanced aesthetic medicine, dermatology, orthopedics, fertility treatment, dentistry, AGA (hair restoration), and ophthalmology. The Company manages a diverse portfolio of clinic brands and is actively expanding its global presence, particularly in the United States and Asia, through both direct operations and medical tourism initiatives.

In September 2024, the Company was listed on Nasdaq, and in June 2025, it was selected for inclusion in the Russell 3000® Index, a broad benchmark of the U.S. equity market. Guided by its Group Purpose “Contributing to the well-being of people around the world through medical innovation,” SBC Medical Group Holdings Incorporated continues to provide safe, trusted, and high-quality medical services while steadily expanding its global network.

For more information, visit https://sbc-holdings.com/

Use of Non-GAAP Financial Measures

The Company uses non-GAAP measures, such as EBITDA and EBITDA margin, in evaluating its operating results and for financial and operational decision-making purposes. The Company believes that the non-GAAP financial measures help identify underlying trends in its business. The Company believes that the non-GAAP financial measures provide useful information about the Company’s results of operations, enhance the overall understanding of the Company’s past performance and future prospects and allow for greater visibility with respect to key metrics used by the Company’s management in its financial and operational decision-making.

The non-GAAP financial measures are not defined under U.S. GAAP and are not presented in accordance with U.S. GAAP. The non-GAAP financial measures have limitations as analytical tools, and when assessing the Company’s operating performance, cash flows or liquidity, investors should not consider them in isolation, or as a substitute for net loss, cash flows provided by operating activities or other consolidated statements of operations and cash flows data prepared in accordance with U.S. GAAP.

The Company mitigates these limitations by reconciling the non-GAAP financial measures to the most comparable U.S. GAAP performance measures, all of which should be considered when evaluating the Company’s performance.

For more information on the non-GAAP financial measures, please see the table captioned “Unaudited Reconciliations of GAAP and Non-GAAP Results.”

Forward Looking Statements

This press release contains forward-looking statements. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only the Company’s beliefs regarding future events and performance, many of which, by their nature, are inherently uncertain and outside of the Company’s control. These forward-looking statements reflect the Company’s current views with respect to, among other things, the Company’s financial performance; growth in revenue and earnings; business prospects and opportunities; and capital deployment plans and liquidity. In some cases, forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. The Company cautions readers not to place undue reliance upon any forward-looking statements, which are current only as of the date of this release and are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. The forward-looking statements are based on management’s current expectations and are not guarantees of future performance. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. Factors that may cause actual results to differ materially from current expectations may emerge from time to time, and it is not possible for the Company to predict all of them; such factors include, among other things, changes in global, regional, or local economic, business, competitive, market and regulatory conditions, and those listed under the heading “Risk Factors” and elsewhere in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov.

SBC MEDICAL GROUP HOLDINGS INCORPORATED

UNAUDITED CONSOLIDATED BALANCE SHEETS

	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$127,431,318	$125,044,092
Accounts receivable	2,609,108	1,413,433
Accounts receivable – related parties	58,585,273	28,846,680
Inventories	1,677,668	1,494,891
Finance lease receivables, current – related parties	9,757,901	5,992,585
Income tax recoverable	841,677	—
Customer loans receivable, current	11,593,195	10,382,537
Prepaid expenses and other current assets	14,707,082	11,276,802
Total current assets	227,203,222	184,451,020

Non-current assets:
Property and equipment, net	6,995,263	8,771,902
Intangible assets, net	23,302,796	1,590,052
Long-term investments, net	4,608,439	3,049,972
Goodwill, net	4,924,699	4,613,784
Cryptocurrencies	570,286	—
Finance lease receivables, non-current – related parties	14,709,715	8,397,582
Operating lease right-of-use assets	4,886,486	5,267,056
Finance lease right-of-use assets	478,742	—
Deferred tax assets	607,731	9,798,071
Customer loans receivable, non-current	6,553,611	5,023,551
Long-term prepayments	396,242	1,745,801
Long-term investments in MCs – related parties	18,869,390	17,820,910
Other assets	7,256,463	15,553,453
Total non-current assets	94,159,863	81,632,134
Total assets	$321,363,085	$266,083,154

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$17,258,372	$13,875,179
Accounts payable – related parties	2,842,877	659,044
Current portion of long-term loans	3,044,470	96,824
Notes and other payables, current – related parties	1,637,370	26,255
Advances from customers	1,030,416	820,898
Advances from customers – related parties	6,957,477	11,739,533
Income tax payable	766,796	18,705,851
Operating lease liabilities, current	3,545,667	4,341,522
Finance lease liabilities, current	147,603	—
Accrued liabilities and other current liabilities	4,561,978	8,103,194
Due to related party	2,791,808	2,823,590
Total current liabilities	44,584,834	61,191,890

Non-current liabilities:
Long-term loans	18,078,324	6,502,682
Notes and other payables, non-current – related parties	—	5,334
Deferred tax liabilities	7,769,090	926,023
Operating lease liabilities, non-current	1,564,370	1,241,526
Finance lease liabilities, non-current	136,677	—
Other liabilities	1,170,589	1,193,541
Total non-current liabilities	28,719,050	9,869,106
Total liabilities	73,303,884	71,060,996

SBC MEDICAL GROUP HOLDINGS INCORPORATED

UNAUDITED CONSOLIDATED BALANCE SHEETS — (Continued)

	September 30, 2025	December 31, 2024

Stockholders’ equity:
Preferred stock ($0.0001 par value, 20,000,000 shares authorized; no shares issued and outstanding as of September 30, 2025 and December 31, 2024)	—	—
Common stock ($0.0001 par value, 400,000,000 shares authorized, 103,881,251 and 103,020,816 shares issued, 102,576,943 and 102,750,816 shares outstanding as of September 30, 2025 and December 31, 2024, respectively)	10,388	10,302
Additional paid-in capital	72,196,114	62,513,923
Treasury stock (at cost, 1,304,308 and 270,000 shares as of September 30, 2025 and December 31, 2024, respectively)	(7,749,997)	(2,700,000)
Retained earnings	226,248,329	189,463,007
Accumulated other comprehensive loss	(42,716,542)	(54,178,075)
Total SBC Medical Group Holdings Incorporated stockholders’ equity	247,988,292	195,109,157
Non-controlling interests	70,909	(86,999)
Total stockholders’ equity	248,059,201	195,022,158
Total liabilities and stockholders’ equity	$321,363,085	$266,083,154

The accompanying notes are an integral part of these unaudited consolidated financial statements.

SBC MEDICAL GROUP HOLDINGS INCORPORATED

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues, net – related parties	$39,617,548	$51,209,243	$123,819,591	$152,718,488
Revenues, net	3,735,687	1,875,640	10,221,192	8,276,517
Total revenues, net	43,353,235	53,084,883	134,040,783	160,995,005
Cost of revenues (including cost of revenues from related parties of $4,018,377 and $2,039,492 for the three months ended September 30, 2025 and 2024, and $12,144,907 and $7,452,954 for the nine months ended September 30, 2025 and 2024, respectively)	12,741,748	9,845,793	35,685,635	38,816,865
Gross profit	30,611,487	43,239,090	98,355,148	122,178,140

Operating expenses:
Selling, general and administrative expenses (including selling, general and administrative expenses from related parties of $154,063 and nil for the three months ended September 30, 2025 and 2024, and $569,830 and nil for the nine months ended September 30, 2025 and 2024, respectively)	14,730,247	16,597,032	43,717,642	43,784,637
Stock-based compensation	—	12,807,455	—	12,807,455
Total operating expenses	14,730,247	29,404,487	43,717,642	56,592,092

Income from operations	15,881,240	13,834,603	54,637,506	65,586,048

Other income (expenses):
Interest income	120,384	7,950	198,599	37,283
Interest expense	(48,635)	(5,466)	(104,493)	(15,898)
Other income (including other income from related party of $3,069 and nil for the three months ended September 30, 2025 and 2024, and $3,069 and nil for the nine months ended September 30, 2025 and 2024, respectively)	2,526,035	65,922	2,711,134	721,894
Other expenses	(6,564)	(795,158)	(2,836,288)	(2,746,450)
Gain on redemption of life insurance policies	—	—	8,746,138	—
Change in fair value of cryptocurrencies	34,404	—	146,036	—
Gain on disposal of subsidiary	—	—	—	3,813,609
Total other income (expenses)	2,625,624	(726,752)	8,861,126	1,810,438

Income before income taxes	18,506,864	13,107,851	63,498,632	67,396,486

Income tax expense	5,673,538	10,273,384	26,733,504	27,254,478

Net income	12,833,326	2,834,467	36,765,128	40,142,008
Less: net income (loss) attributable to non-controlling interests	8,690	1,573	(20,194)	66,954
Net income attributable to SBC Medical Group Holdings Incorporated	$12,824,636	$2,832,894	$36,785,322	$40,075,054

Other comprehensive income (loss):
Foreign currency translation adjustment	$(6,791,961)	$20,783,646	$11,639,635	$1,543,245
Total comprehensive income	6,041,365	23,618,113	48,404,763	41,685,253
Less: comprehensive income attributable to non-controlling interests	10,329	180,093	157,908	110,093
Comprehensive income attributable to SBC Medical Group Holdings Incorporated	$6,031,036	$23,438,020	$48,246,855	$41,575,160

Net income per share attributable to SBC Medical Group Holdings Incorporated
Basic and diluted	$0.12	$0.03	$0.36	$0.42
Weighted average shares outstanding
Basic and diluted	102,642,634	95,095,144	103,139,851	94,495,533

The accompanying notes are an integral part of these unaudited consolidated financial statements.

SBC MEDICAL GROUP HOLDINGS INCORPORATED

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$36,765,128	$40,142,008
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization expense	2,010,616	2,867,781
Non-cash lease expense	3,436,789	2,908,990
Provision for (reversal of) credit losses	305,963	(127,196)
Stock-based compensation	—	12,807,455
Fair value change of long-term investments	(724,476)	1,682,282
Gain on disposal of subsidiary	—	(3,813,609)
Gain on redemption of life insurance policies	(8,746,138)	—
Loss (gain) on disposal of property and equipment and intangible assets	(414,167)	185,284
Change in fair value of cryptocurrencies	(146,036)	—
Deferred income taxes	9,104,235	(2,154,837)
Changes in operating assets and liabilities:
Accounts receivable	(1,084,316)	(804,000)
Accounts receivable - related parties	(28,031,690)	4,971,911
Inventories	265,052	763,075
Finance lease receivables - related parties	(9,227,612)	(3,430,267)
Customer loans receivable	12,153,263	12,860,220
Prepaid expenses and other current assets	(2,180,695)	902,230
Long-term prepayments	281,666	432,380
Other assets	77,609	(348,178)
Accounts payable	2,549,938	(10,511,619)
Accounts payable - related parties	2,144,314	—
Notes and other payables - related parties	(12,759,536)	(14,030,092)
Advances from customers	161,165	(1,401,437)
Advances from customers - related parties	(5,470,844)	(3,565,778)
Income tax payable	(19,936,155)	(549,446)
Operating lease liabilities	(3,639,887)	(2,971,946)
Accrued liabilities and other current liabilities	(4,096,471)	(9,010,270)
Other liabilities	(93,141)	81,290
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(27,295,426)	27,886,231

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(603,484)	(1,974,285)
Purchase of convertible note	—	(1,700,000)
Prepayments for property and equipment	(838,568)	(843,740)
Advances to related parties	—	(617,804)
Payments made on behalf of related parties	(1,840,801)	(5,245,990)
Purchase of long-term investments	(654,070)	(331,496)
Purchase of cryptocurrencies	(424,250)	—
Cash paid for acquisition of subsidiary, net of cash acquired	(14,861,858)	—
Long-term loans to others	(14,514)	(80,793)
Repayments from related parties	1,911,440	5,990,990
Repayments from others	73,928	62,927
Proceeds from redemption of life insurance policies	17,735,717	—
Disposal of subsidiary, net of cash disposed of	—	(815,819)
Proceeds from disposal of property and equipment	2,755,983	1,971
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	3,239,523	(5,554,039)

SBC MEDICAL GROUP HOLDINGS INCORPORATED

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)

	For the Nine Months Ended September 30,
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings from long-term loans	14,851,980	—
Borrowings from related parties	15,000	—
Proceeds from reverse recapitalization, net of transaction costs	—	11,707,417
Proceeds from exercise of stock warrants	—	31,374
Repayments of long-term loans	(721,874)	(89,448)
Repayments of finance lease liabilities	(310,603)	—
Repayments to related parties	(46,782)	(65,305)
Repurchase of common stock	(4,999,997)	—
Deemed contribution in connection with price modification on disposal of property and equipment	9,682,277	—
NET CASH PROVIDED BY FINANCING ACTIVITIES	18,470,001	11,584,038

Effect of exchange rate changes	7,973,128	453,908

NET CHANGE IN CASH AND CASH EQUIVALENTS	2,387,226	34,370,138
CASH AND CASH EQUIVALENTS AS OF THE BEGINNING OF THE PERIOD	125,044,092	103,022,932
CASH AND CASH EQUIVALENTS AS OF THE END OF THE PERIOD	$127,431,318	$137,393,070

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest expense	$104,493	$15,898
Cash paid for income taxes, net	$37,555,740	$31,332,123

NON-CASH INVESTING AND FINANCING ACTIVITIES
Property and equipment transferred from long-term prepayments	$1,428,254	$164,781
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$105,556	$—
Finance lease right-of-use assets obtained in exchange for finance lease liabilities	$612,466	$—
Remeasurement of operating lease liabilities and right-of-use assets due to lease modifications	$2,646,028	$2,408,752
Payables to related parties in connection with loan services provided	$14,362,902	$20,398,301
Issuance of common stock as incentive shares	$86	$—
Issuance of common stock from conversion of convertible note	$—	$2,700,000

The accompanying notes are an integral part of these unaudited consolidated financial statements.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

SBC MEDICAL GROUP HOLDINGS INCORPORATED

Unaudited Reconciliations of GAAP and Non-GAAP Results

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Total Revenues, net	$43,353,235	$53,084,883	$134,040,783	$160,995,005
Income form operations	15,881,240	13,834,603	54,637,506	65,586,048
Depreciation and amortization expense	746,211	1,018,359	2,010,616	2,867,781
EBITDA	16,627,451	14,852,962	56,648,122	68,453,829
EBITDA margin	38%	28%	42%	43%

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Contacts

SBC Medical Group Holdings Incorporated (Asia)

Hikaru Fukui / Head of IR Department E-mail: ir@sbc-holdings.com

ICR LLC (In the US)

Bill Zima / Managing Partner E-mail: bill.zima@icrinc.com